UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑  Soliciting Material Pursuant to §240.14a-12

ATC Technology Corporation

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE For Immediate Release
ATC Technology Corporation and GENCO Distribution System,	For more information:
Inc. Announce Expiration of Hart-Scott-Rodino Waiting Period for	Mary Ryan
Pending Merger	630.663.8283
maryan@corpatc.com

Downers Grove, Illinois, Tuesday, September 7, 2010 – ATC Technology Corporation (ATC) (NASDAQ-GS: ATAC) and GENCO Distribution System, Inc. today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to GENCO’s proposed merger with ATC has expired, thereby satisfying a condition to the closing of the transaction.  The transaction remains subject to the satisfaction of other customary closing conditions including completion of GENCO’s financing and approval by the stockholders of ATC.  ATC and GENCO continue to expect that the merger will be completed in the fourth quarter of 2010.

About ATC
ATC is headquartered in Downers Grove, Illinois.  ATC provides comprehensive engineered solutions for logistics and refurbishment services to the consumer electronics industries and the light-, medium- and heavy-duty vehicle service parts markets.

About GENCO
GENCO Distribution System, Inc. is headquartered in Pittsburgh, Pennsylvania.  The privately held company provides contract logistics, reverse logistics, product liquidation, pharmaceutical logistics, and government solutions for manufacturers, retailers, and U.S. government agencies.  For more information visit www.genco.com.

Additional Information and Where to Find It
In connection with the proposed acquisition by GENCO, ATC has filed a preliminary proxy statement and other relevant documents concerning the transaction with the SEC.  STOCKHOLDERS OF ATC ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY  CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and security holders can obtain free copies of the proxy statement and other documents filed with the SEC by ATC through the web site maintained by the SEC at www.sec.gov.  Free copies of the proxy statement and ATC’s other filings with the SEC also may be obtained from ATC.  Free copies of ATC’s filings may be obtained by directing a request to the Investor Relations Department at ATC’s website at www.goatc.com.

ATC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ATC’s stockholders with respect to the transactions contemplated by the definitive agreement between GENCO and ATC.  Information regarding ATC’s directors and executive officers is contained in ATC’s Annual Report on Form 10-K for the year ended December 31, 2009 and its definitive proxy statement for its 2010 Annual Meeting of Stockholders, which were filed with the SEC on April 28, 2010.  You can obtain free copies of these documents from ATC using the contact information set forth above.  Additional information regarding interests of such participants is included in the proxy statement filed with the SEC on August 23, 2010 and available free of charge as indicated above.

Forward-Looking Statements
This publication contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of ATC by GENCO and the risks and uncertainties related to the occurrence of future events. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the current economic environment, ATC and its industry.  Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, (i) the failure to obtain the necessary approval by ATC’s stockholders, (ii) the failure, under certain circumstances, of GENCO to meet the conditions set forth in its equity and debt financing documents and (iii) the satisfaction of various other closing conditions contained in the definitive merger agreement.  Other potential risks and uncertainties are discussed in ATC’s reports and other documents filed with the SEC from time to time.  ATC assumes no obligation to update the forward-looking information.  Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of ATC’s management.  Inclusion of such forward-looking statements herein should not be regarded as a representation by ATC that the statements will prove to be correct.

goATC.com

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